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Exhibit 5.1

                         ARTER & HADDEN
                  1717 Main Street, Suite 4100
                      Dallas, Texas  75201
                         (214) 761-2100


                          July 1, 1996


Independent Bankshares, Inc.
547 Chestnut Street
Abilene, Texas  79602

     Re:  Independent Bankshares, Inc.
          Registration Statement on Form S-8 for Employee Stock
          Ownership/401(k) Plan

Gentlemen:

     We have acted as counsel to Independent Bankshares, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on July 1, 1996 under the Securities Act of 1933, as amended (the "Securities Act"), relating to 25,000 shares of the $0.25 par value common stock (the "Common Stock") of the Company that are to be offered from time to time under the Independent Bankshares, Inc. Employee Stock Ownership/401(k) Plan (the "Plan").

     You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Restated Articles of Incorporation and the Bylaws of the Company, as both have been amended; (2) minutes and records of the corporate proceedings of the Company with respect to the issuance of shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Restated Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent verification of their accuracy.

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     Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that, assuming (i) the Plan was duly adopted, and the shares of Common Stock to be issued in the future will be issued and sold in accordance with the terms of the Plan, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for sale and issuance pursuant to the terms of the Plan, and (iii) the consideration for shares of Common Stock issued in accordance with the terms of the Plan is actually received by the Company as provided in the Plan (and exceeds the par value of such shares), the shares of Common Stock when issued in accordance with the terms and conditions of the Plan will be duly and validly issued, fully paid and nonassessable.

     We bring to your attention the fact that our legal opinions are an expression of professional judgment and not guaranties of result. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments that might affect any matters or opinions set forth herein.

     This opinion is limited in all respects to the Texas Business Corporation Act as in effect on the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,


                              /s/ Arter & Hadden

                              ARTER & HADDEN